          STATE OF
                  NORTH                                   Department of The
                         CAROLINA                      Secretary of State



                         To all whom these presents shall come, Greetings:

                         I, Rufus L. Edmisten, Secretary of State of the

                  State of North Carolina, do hereby certify the following and hereto attached to be a true copy of



                              ARTICLES OF INCORPORATION

                                          OF

                                      CULP, INC.





                  the original of which is now on file and a matter

                  of record in this office.



                                      IN WITNESS WHEREOF, I have hereunto
                                      set my hand and affixed my seal at the
                                      City of Raleigh, this 26th day of
                                      October, 1993.



                                             /s/ Rufus L. Edmisten
                                             Secretary of State

                                 RESTATED CHARTER OF
                                      CULP INC.


               The undersigned corporation, pursuant to action by its Board of Directors and without a vote of its shareholders, hereby executes this Restated Charter for the purpose of integrating into one document its original Articles of Incorporation and all amendments thereto:

               1.   The name of the corporation is Culp, Inc.

               2.   The period of duration of the corporation is perpetual.

               3.   The purposes for which the corporation is organized are:

               (a) To engage in the general business of buying, selling and otherwise dealing in textiles and textile products.

               (b) To buy, sell, rent, lease, own and otherwise deal in real estate for industrial, commercial, or residential purposes; to erect and construct homes and commercial and industrial buildings, to act as rental agents, sales agents and commission salesmen.

               (c) To buy, sell and otherwise deal in and with stocks, bonds and securities of all kinds and to act as agents and salesmen for insurance of all types and kinds.

               (d) To deal with and in all types and kinds of merchandise, materials or products at wholesale or retail and to do business in any other capacity.

               (e) To engage in any other lawful activity including, but not limited to, constructing, manufacturing or otherwise producing and repairing, servicing, storing or otherwise caring for any type of structure or commodity whatsoever; processing, selling, brokering, factoring or distributing any type of property whether real or personal; extracting and processing natural resources; transporting freight or passengers by land, sea or air; collecting and disseminating information or advertisement through any medium whatsoever; preforming personal service of any nature; and entering into or serving in any type of management, investigative, advisory, promotional, protective, insurance, guarantyship, suretyship, fiduciary or representative capacity or relationship for any persons or corporations whatsoever; applying for and securing copyrights, trademarks, trade names, patents, processes, inventions and licenses.

               4.   The corporation shall have the authority to issue

          thirty million (30,000,000) shares consisting of twenty million

          (20,000,000) shares of common stock with a par value of five cents ($0.05) per share and ten million (10,000,000) shares of preferred stock with a par value of five cents ($0.05) per share,

          the rights, preferences and limitations of which preferred stock may be determined from time to time in the discretion of the

          Board of Directors.

               5.   The stated capital of the corporation is Two Hundred

          Twenty-One Thousand Two Hundred Ninety-Two Dollars ($221,292).

               6.   The shareholders of the corporation shall have no

          preemptive right to acquire additional or treasury shares of the corporation.

               7.   The address of the registered office of the corporation

          in the State of North Carolina is 2020 Logan Street, High Point,

          Guilford County, North Carolina; and the name of its registered agent at such address is R. G. Culp, Jr.

               8.   A director of the corporation shall not be personally

          liable to the corporation or its shareholders, whether in an action brought by or in the right of the corporation or

          otherwise, for monetary damages for breach of his duty as

          director, except for liability for (i) acts or omissions not made in good faith that the director at the time of such breach knew or believed were in conflict with the best interests of the corporation, (ii) any liability under Section 55-32 of the North

          Carolina Business
                                  -2-

          Corporation Act, (iii) any transaction from which the director derived an improper personal benefit, or (iv) acts or omissions occurring prior to the date this Article became effective

          pursuant to the filing of Articles of Amendment with

          the Secretary of State of the State of North Carolina in

          accordance with Section 55-103 of the North Carolina Business

          Corporation Act.  If the North Carolina Business Corporation Act

          is amended after approval by the shareholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by The North Carolina Business Corporation Act,

          as so amended.  Any repeal or modification of this paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

               9.   Except as otherwise expressly provided in this Article:

                    (i)     any merger or consolidation of the corporation
                            with or into any other corporation; or
                    (ii)    any sale, lease, exchange or other disposition
                            of all or substantially all of the assets of the corporation to or with any other corporation, person or other entity; or
                    (iii) any issuance or transfer by the corporation of any of its securities to any other corporation, person or other entity as part of an exchange or acquisition of the securities or assets of such other corporation, person or other entity shall require the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of capital stock of the corporation entitled to vote.

               The provisions of this Article shall not apply to any

          transaction described in clauses (i), (ii), or (iii) of this

          Article if the transaction has been approved by not less than sixty percent (60%) of the directors of the corporation.  In considering any such transaction and in exercising its judgement as to what is in the best interest of the corporation and its shareholders, the Board of Directors shall give due consideration to all relevant factors, including without limitation the social and economic effects on the employees, customers, suppliers and other constituents of the corporation and its subsidiaries and on the communities in which the corporation and its subsidiaries operate or are located.

               This Article may not be amended or rescinded except (1) by the affirmative vote of the holders of at least two-thirds (2/3)

          of the outstanding shares of capital stock of the corporation entitled to vote, or (2) by the affirmative vote of the holders of at least a majority of such shares if the amendment or

          rescission is recommended to the shareholders by the Board of

          Directors of the corporation and that recommendation has been approved by not less than sixty percent (60%) of the directors of the corporation.

               10.  This Restated Charter purports merely to restate but

          not to change the provisions of the original articles of

          incorporation as supplemented and amended; and there is no discrepancy, other than as expressly permitted by Section 55-105 of the General Statues of North Carolina, between the said provisions and the provisions of this Restated Charter.

               IN WITNESS THEREOF, this statement is executed by the

          ____________________ president and secretary of the corporation this 31st day of December, 1987.


                                        CULP, INC.


                                        __________________________

                                            /s/ Robert G. Culp, III
                                        By: ______________________

                                             ___________ President


                                            /s/ Sharyn M. Andrews
                                        By: ______________________

                                             ___________ Secretary

          STATE OF NORTH CAROLINA

          COUNTY OF GUILFORD

               I, Carol D. Briley, a Notary Public, hereby certify that on this 31st day of December 1987, personally appeared before me Sharyn M. Andrews and Robert G. Culp, III, each of whom being by me first duly sworn, declared that he signed the foregoing document in the capacity indicated, that he was authorized so to sign, and that the statements therein contained are true.

                                        /s/ Carol D. Briley
                                        __________________________
                                        Notary Public


          My commission expires:


          3-25-92


          (NOTARIAL SEAL)

                                                             March 19, 1991

                         INDEX OF RESTATED AND AMENDED BYLAWS

                                          OF

                                      CULP, INC.


                                      ARTICLE I.

          OFFICES:

                Section 1.     Principal Office.
                Section 2.     Registered Office.
                Section 3.     Other Offices.


                                     ARTICLE II.

          MEETINGS OF SHAREHOLDERS:

                Section 1.     Place of Meetings.
                Section 2.     Annual Meetings.
                Section 3.     Substitute Annual Meeting.
                Section 4.     Special Meetings.
                Section 5.     Notice of Meetings.
                Section 6.     Waiver of Notice.
                Section 7.     Shareholders' List.
                Section 8.     Voting Group.
                Section 9.     Quorum.
                Section 10.    Proxies.
                Section 11.    Voting of Shares.
                Section 12.    Informal Action by Shareholders.
                Section 13.    North Carolina Shareholder Protection Act.
                Section 14.    North Carolina Control Share Act.
                Section 15. Actions To Be Taken at an Annual Meeting of Shareholders.


                                     ARTICLE III.

          BOARD OF DIRECTORS:

                Section 1.     General Powers.
                Section 2.     Number, Term and Qualifications.
                Section 3.     Nomination and Election of Directors.
                Section 4.     Cumulative Voting.
                Section 5.     Removal.
                Section 6.     Vacancies.
                Section 7.     Chairman of Board.
                Section 8.     Compensation.

                                     ARTICLE IV.

          MEETINGS OF DIRECTORS:

                Section 1.     Regular Meetings.
                Section 2.     Special Meetings.
                Section 3.     Notice of Meetings.
                Section 4.     Waiver of Notice.
                Section 5.     Quorum.
                Section 6.     Manner of Acting.
                Section 7.     Presumption of Assent.
                Section 8.     Action Without Meeting.
                Section 9.     Committees of the Board.


                                      ARTICLE V.
          OFFICERS:

                Section 1.     Officers of the Corporation.
                Section 2.     Appointment and Term.
                Section 3.     Compensation of Officers.
                Section 4.     Removal.
                Section 5.     Resignation.
                Section 6.     Bonds.
                Section 7.     President.
                Section 8.     Vice Presidents.
                Section 9.     Secretary.
                Section 10.    Assistant Secretaries.
                Section 11.    Vice President-Finance and Administration.
                Section 12.    Treasurer.
                Section 13.    Assistant Treasurers.


                                     ARTICLE VI.

          CONTRACTS, LOANS, CHECKS AND DEPOSITS:

                Section 1.     Contracts.
                Section 2.     Loans.
                Section 3.     Checks and Drafts.
                Section 4.     Deposits.


                                     ARTICLE VII.

          SHARES AND THEIR TRANSFER:

                Section 1.     Certificates for Shares.
                Section 2.     Transfer of Shares.
                Section 3.     Lost Certificate.
                Section 4.     Fixing Record Date.
                Section 5.     Holder of Record.
                Section 6.     Shares Held by Nominees.

                                    ARTICLE VIII.

          INDEMNIFICATION OF DIRECTORS:

                Section 1.     Indemnification of Directors.
                Section 2.     Advancement of Expenses.
                Section 3.     Settlements.
                Section 4.     Benefit of Provisions.
                Section 5.     Authorization.


                                     ARTICLE IX.

          GENERAL PROVISIONS:

                Section 1.     Distributions.
                Section 2.     Seal.
                Section 3.     Fiscal Year.
                Section 4.     Amendments.
                Section 5.     Definitions.

                             RESTATED AND AMENDED BYLAWS

                                          OF

                                      CULP, INC.
                as adopted by its Board of Directors on March 19, 1990


                                           ARTICLE I.

                                            OFFICES


          Section 1.       Principal Office.    The principal  office  of  the
                           corporation shall  be located at 101  South Main
                           Street,  High  Point,  Guilford   County,  North
                           Carolina.

          Section 2.       Registered  Office.   The registered  office of the
                           corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.

          Section 3.       Other Offices.   The corporation  may have offices
                           at such other places, either within or without the State of North Carolina, as the Board of Directors may designate or as the affairs of the corporation may require from time to time.


                                          ARTICLE II.

                                    MEETINGS OF SHAREHOLDERS

          Section 1.       Place  of Meetings.   All meetings  of shareholders
                           shall be held at the principal office of the corporation, or at such other place, either within or without the State of North Carolina,
                           as  shall  be   fixed  by  the   President,  the
                           Secretary or the Board of Directors and desig-nated in the notice of the meeting.

          Section 2.       Annual   Meetings.      The   annual   meeting   of
                           shareholders shall be held at 9:00 a.m. on the third Tuesday in September of each year, or at such time and on such date as the Board of Directors may determine, for the purpose of electing directors of the corporation and for the transaction of such other business as may be
                           properly  brought before  the meeting.   If  the
                           third Tuesday in September shall be a legal holiday, such meeting shall be held on the next succeeding business day, unless the Board of Directors shall determine otherwise.

          Section 3.       Substitute  Annual Meeting.   If the  annual meeting
                           shall not be held on the day designated by these bylaws, a substitute annual meeting may be called in accordance with the provisions of
                           Section  4 of  this Article  II.   A meeting  so
                           called shall be designated and treated for all purposes as the annual meeting.

          Section 4.       Special  Meetings.     Special   meetings  of   the
                           shareholders may  be called  at any time  by the
                           President,  the   Secretary  or  the   Board  of
                           Directors, or by any shareholder pursuant to the written request of the holders of not less than one-tenth of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

          Section 5.       Notice  of Meetings.   Written  notice stating  the
                           date, time and place of the meeting shall be given not less than ten nor more than sixty days before the date of any shareholders' meeting, by personal delivery, by telegraph, teletype, or other form of wire or wireless communication, by facsimile transmission or by mail or private carrier, by or at the direction of the Board of Directors, the President, or the Secretary to each shareholder of record entitled to vote at such meeting; provided that such notice must be given to all shareholders with respect to any meeting at which a merger or share exchange is to be considered and in such other instances as required by law. If mailed, such notice shall be deemed to be effective when deposited in the United States mail, correctly addressed to the shareholder at his address as it appears on the
                           current   record   of   shareholders    of   the
                           corporation, with postage thereon prepaid.

                           In the case of a special meeting, the notice of meeting shall include a description of the purpose or purposes for which the meeting is called; but, in the case of an annual or substi-tute annual meeting, the notice of meeting need not include a description of the purpose or purposes for which the meeting is called unless such a description is required by the provisions of the North Carolina Business Corporation Act.

                           When a meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment and if a new record date is not fixed for the adjourned meeting; but if a new record date is fixed for the adjourned meeting (which must be done if the new date is more than 120 days after the date of the original meeting), notice of the adjourned meeting must be given as provided in this section to persons who are shareholders as of the new record date.

          Section 6.       Waiver  of  Notice.    Any  shareholder  may  waive
                           notice of any meeting before or after the meeting. The waiver must be in writing, signed
                           by   the  shareholder   and  delivered   to  the
                           corporation  for  inclusion  in  the  minutes or
                           filing   with  the   corporate   records.      A
                           shareholder's attendance, in person or by proxy, at a meeting (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his proxy objects to considering the matter before it is voted upon.

          Section 7.       Shareholders'   List.    Before   each  meeting  of
                           shareholders, the Secretary  of the  corporation
                           shall  prepare  an   alphabetical  list  of  the
                           shareholders entitled to notice of such meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder. The list shall be kept on file at the principal office of the corporation, or at a place identified in the meeting notice in the city where the meeting will be held, for the period beginning two business  days after  notice of  the meeting  is
                           given and   continuing through the  meeting, and
                           shall  be   available  for  inspection   by  any
                           shareholder, his agent or  attorney at any  time
                           during  regular business hours.   The list shall
                           also be available at the meeting and shall be subject to inspection by any shareholder, his agent or attorney at any time during the meeting or any adjournment thereof.

          Section 8.       Voting Group.  All  shares of one or  more classes
                           or   series   that   under   the   articles   of
                           incorporation or the North Carolina Business Corporation Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders constitute a voting
                           group.   All shares entitled by  the articles of
                           incorporation or the North Carolina Business Corporation Act to vote generally on a matter are for that purpose a single voting group.
                           Classes  or  series  of  shares  shall   not  be
                           entitled to vote separately by voting group unless expressly authorized by the articles of incorporation or specifically required by law.

          Section 9.       Quorum.   Shares entitled  to vote as  a separate
                           voting group may take action on a matter at the meeting only if a quorum of those shares exists. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

                           Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

                           In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the votes cast on the motion to adjourn; and, subject to the provisions of
                           Section 5 of this Article II, at any adjourned meeting any business may be transacted that might have been transacted at the original meeting if a quorum exists with respect to the matter proposed.

          Section 10. Proxies. Shares may be voted either in person or by one or more proxies authorized by a written appointment of proxy executed by the shareholder or by his duly authorized attorney-in-fact. An appointment of proxy is valid for eleven months
                           from  the  date  of   its  execution,  unless  a
                           different period is expressly provided in the appointment form.

          Section 11.      Voting of  Shares.   Subject to  the provisions  of
                           Section 4 of Article III, each outstanding share shall be entitled to one vote on each matter
                           submitted  to   a   vote   at   a   meeting   of
                           shareholders.

                           Except in the election of directors as governed by the provisions of Section 3 of Article III, if a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater vote is required by law or the articles of incorporation or these bylaws.

                           Absent special circumstances, shares of the corporation are not entitled to vote if they are owned, directly or indirectly, by another corporation in which the corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation; provided, however, that this provision does not limit the power of the corporation to vote its own shares held by it in a fiduciary capacity.

          Section 12.      Informal Action by Shareholders.   Any action that is
                           required or  permitted to be taken  at a meeting
                           of  the  shareholders  may be  taken  without  a
                           meeting   if  one  or   more  written  consents,
                           describing the action so  taken, shall be signed
                           by all of the shareholders who would be entitled
                           to vote upon such action at a meeting, and delivered to the corporation for inclusion in
                           the  minutes   or  filing  with   the  corporate
                           records.

                           If the corporation is required by law to give notice to nonvoting shareholders of action to be taken by unanimous written consent of the voting shareholders, then the corporation shall give the nonvoting shareholders, if any, written notice of the proposed action at least ten days before the action is taken.

          Section 13. North Carolina Shareholder Protection Act. The provisions of Article 9 of Chapter 55 of the General Statutes of North Carolina, entitled "The North Carolina Shareholder Protection Act," shall not apply to the corporation.

          Section 14.      North Carolina Control Share Act. The provisions of
                           Article 9A of Chapter 55 of the General Statutes of North Carolina, entitled "The North Carolina Control Share Acquisition Act," shall not apply to the corporation.

          Section 15. Actions To Be Taken at an Annual Meeting of Shareholders. No business shall be transacted at an annual meeting of shareholders, except such business as shall be (a) specified in the notice of meeting given as provided in Section 5 of this
                           Article II, (b) otherwise brought before the
                           meeting by or at the direction of the Board of Directors, or (c) otherwise brought before
                           the meeting by a shareholder   of   record
                           of   the  corporation entitled to  vote at
                           the  meeting, in compliance with the
                           procedure set forth in this Section 15. For
                           business  to be  brought  before an  annual
                           meeting  by a shareholder pursuant to (c)
                           above, the shareholder must have given timely
                           notice in writing  to  the Secretary.    To
                           be timely,  a shareholder's notice shall  be
                           delivered to,  or mailed and received  at,
                           the principal executive offices of  the
                           corporation not less  than sixty days  nor
                           more  than  ninety days  prior to  the
                           meeting;  provided, however,  that in  the
                           event that  less than  seventy days'  notice
                           or prior public disclosure of the  date of
                           the meeting is given  or made  to
                           shareholders,  notice by  the shareholder to
                           be timely must be so received not later than
                           the close  of business on  the tenth day
                           following  the day  on which such  notice of
                           the  date  of   the  meeting   or  such
                           public disclosure was made.   Notice shall be
                           deemed to have  been  given  more  than
                           seventy  days  in advance  of the  annual
                           meeting  if the  annual meeting  is  called
                           on  the  date  indicated by Section 2  of
                           this Article II  without regard to when
                           public disclosure thereof is made. Notice of actions to be brought before the annual meeting pursuant to (c) above shall set forth as to each matter the shareholder proposes to
                           bring before   the   annual   meeting    (a)
                           a   brief description  of  the   business
                           desired  to  be brought  before  the  annual
                           meeting   and  the reasons  for bringing
                           such business before the annual meeting, and (b) as to the shareholders giving the notice, (i) the name and address, as they appear on the corporation's books, of such shareholder, (ii) the classes and number of shares of the corporation which are owned of record or beneficially by such shareholder, and

                           (iii) any material interest of such shareholder in such business other than his interest as a shareholder of the corporation. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the provisions set forth in this Section 15. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that any business was not properly brought before the meeting in accordance with the provisions prescribed by these bylaws and, if he should so determine, he shall so declare to the meeting and, to the extent permitted by law, any such business not so properly brought before the meeting shall not be transacted.


                                          ARTICLE III.

                                       BOARD OF DIRECTORS

          Section 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, its Board of Directors.

          Section 2. Number, Term and Qualifications. The number of directors constituting the Board of Directors shall be not less than nine (9) nor more than fifteen (15) as may be fixed by resolution duly adopted by the shareholders at or prior to the annual meeting at which such directors are to be
                           elected;   and,  in  the   absence  of   such  a
                           resolution, the number of directors shall be the number elected at the preceding annual meeting. Any directorships not filled by the shareholders shall be treated as vacancies to be filled by and in the discretion of the Board of Directors.

                           The  directors  shall  be  divided   into  three
                           classes, as nearly equal in number as may be, to serve in the first instance for terms of one, two and three years, respectively, and until their successors shall be elected and shall qualify, and thereafter the successors in each class of directors shall be elected to serve for terms of three years and until their successors
                           shall  be elected  and  shall qualify.   In  the
                           event of any increase or decrease in the number of directors,
                           the   additional  or   eliminated   directorships
                           shall  be  so  classified  or  chosen that  all
                           classes   of  directors  shall  remain or become
                           equal in number, as nearly as may be. Directors need not be residents of the State of North
                           Carolina   or   shareholders    of   the
                           corporation.

          Section 3.       Nomination and Election of Directors.  Except  as
                           provided  in  the   corporation's  articles   of
                           incorporation or in Section 6 of this Article III, the directors shall be elected at the
                           annual  meeting  of   shareholders;  and   those
                           persons who receive the highest number of votes at a meeting at which a quorum is present shall
                           be  deemed  to  have   been  elected.    If  any
                           shareholder   so   demands,   the  election   of
                           directors shall be by ballot.

                           Only persons who are nominated in accordance with the provisions set forth in these bylaws shall be eligible to be elected as directors at an annual or special meeting of shareholders. Nomination for election to the Board of Directors shall be made by a Nominating Committee, or by the Board of Directors in the event the Board elects not to appoint a Nominating Committee, which election shall rest in the sole discretion of the Board from year to year. The Nominating Committee shall consist of a Chairman, who shall be a member of the Board of Directors, and two or more shareholders of the corporation. The Nominating Committee, if appointed, shall be appointed by the Board of Directors prior to each annual meeting until the close of the next annual meeting, and such appointment shall be announced at each annual meeting. The Nominating Committee shall make as many nominations for election to the Board of Directors as it shall in its discretion determine, but not less than the number of vacancies that are to be filled.

                           Nomination for election of any person to the Board of Directors may also be made if written notice of the nomination of such person shall have been delivered to the Secretary of the corporation, at the principal office of the corporation, at least (60) days prior to the
                           date  of  the  annual  or  special   meeting  of
                           shareholders  at which  such election  is to  be
                           held.   Such notice of  nomination shall include
                           at  least the following information with respect
                           to  the  nominee:     name,  home  and  business
                           addresses,   and
                                   -8-
                           telephone numbers, current employment description, five-year employment description, list of other directorships held during the past five years and number of shares of the corporation's capital stock held of record and beneficially.

          Section 4. Cumulative Voting. Every shareholder entitled to vote at an election of directors shall have the right to vote the number of shares standing of record in his name for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates. This right of cumulative voting shall not be exercised
                           unless   some   shareholder   or  proxy   holder
                           announces in open meeting, before the voting for the directors starts, his intention so to vote cumulatively; and if such announcement is made, the chair shall declare that all shares entitled to vote have the right to vote cumulatively and shall thereupon grant a recess of not less than one nor more than four hours, as he shall determine, or of such other period of time as is unanimously then agreed upon.

          Section 5.       Removal.   A director may not  be removed without
                           cause.   Any director may be removed at any time
                           for cause by a vote of the shareholders holding a majority of the outstanding shares entitled to
                           vote  at an  election  of  directors.   However,
                           unless the entire Board of Directors is removed, an individual director shall not be removed when the number of shares voting against the proposal for removal would be sufficient to elect a
                           director   if  such   shares   could  be   voted
                           cumulatively  at  an  annual  election.    If  a
                           director  is  elected  by   a  voting  group  of
                           shareholders, only the shareholders of that voting group may participate in the vote to
                           remove him.   A director may  not be removed  by
                           the shareholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director. If any directors are so removed,
                           new  directors  may  be  elected  at  the   same
                           meeting.

          Section 6.       Vacancies.  Any vacancy occurring in  the Board of
                           Directors,   including   without  limitation   a
                           vacancy resulting from an increase in the number
                           of  directors  or   from  the  failure   by  the
                           shareholders to elect the full authorized number of directors, may be filled by the shareholders or by the Board of Directors, whichever group
                           shall act first.   If the directors remaining in
                           office do not constitute a quorum, the directors may fill the vacancy by the affirmative vote of a majority of all the remaining directors, or by
                           the  sole  remaining   director,  remaining   in
                           office.    If the  vacant office  was held  by a
                           director elected by a voting group, only the remaining director or directors elected by that voting group or the holders of shares of that voting group are entitled to fill the vacancy.
                           A director  elected to  fill a vacancy  shall be
                           elected   for  the   unexpired   term   of   his
                           predecessor in office.

          Section 7. Chairman of Board. There may be a Chairman of the Board of Directors elected by the directors from
                           their number at  any meeting of the Board.   The
                           Chairman shall preside at all meetings of the Board of Directors and shall perform such other duties as may be directed by the Board.

          Section 8. Compensation. The Board of Directors may provide for the compensation of directors for their services as such and for the payment or reimbursement of any or all expenses incurred by them in connection with such services.


                                          ARTICLE IV.

                                     MEETINGS OF DIRECTORS

          Section 1. Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of
                           shareholders.    In   addition,  the  Board   of
                           Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

          Section 2. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or by any two directors. Such a meeting may be held either within or without the

                           State of North Carolina, as fixed by the person or persons calling the meeting.

          Section 3.       Notice of Meetings. Regular meetings of the Board
                           of Directors  may be  held without notice.   The
                           person or persons   calling a special meeting of
                           the Board of Directors shall, at least two days before the meeting, give or cause to be given
                           notice   thereof   by   any   usual   means   of
                           communication.  Such notice need not specify the
                           purpose for  which the  meeting is called.   Any
                           duly convened regular or special meeting may be adjourned by the directors to a later time without further notice.

          Section 4. Waiver of Notice. Any director may waive notice of any meeting before or after the meeting. The
                           waiver   must  be  in  writing,  signed  by  the
                           director entitled to the notice and delivered to the corporation for inclusion in the minutes or filing with the corporate records. A director's attendance at or participation in a meeting waives any required notice of such meeting unless the director at the beginning of the meeting, or promptly upon arrival, objects to holding the meeting or to transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

          Section 5. Quorum. Unless the articles of incorporation or these bylaws provide otherwise, a majority of the number of directors fixed by or pursuant to these bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

          Section 6. Manner of Acting. Except as otherwise provided in the articles of incorporation or these bylaws, including Section 9 of this Article IV, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

          Section 7. Presumption of Assent. A director who is present at a meeting of the Board of Directors or a
                           committee  of   the  Board  of   Directors  when
                           corporate action is taken is deemed to have assented to the action taken unless (a) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or to transacting business at the meeting, or (b) his dissent or abstention from the  action taken is entered in the minutes
                           of the meeting, or (c) he files  written
                           notice   of  his   dissent   or abstention
                           with  the presiding  officer  of the meeting
                           before  its  adjournment  or  with  the
                           corporation immediately after the adjournment
                           of the meeting.   Such right of  dissent or
                           abstention is not available to a director who votes in favor of the action taken.

          Section 8. Action Without Meeting. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records. Action so taken is effective when the last director signs the consent, unless the consent specifies a different effective date.

          Section 9. Committees of the Board. The Board of Directors may create an Executive Committee, a Nominating Committee and other committees of the board and appoint members of the Board of Directors to serve on them. The creation of a committee of the board and appointment of members to it must be approved by the greater of (a) a majority of the number of directors in office when the action is taken or (b) the number of directors required to take action pursuant to Section 6 of
                           this Article  IV.   Each committee of  the board
                           must have two or more members and, to the extent authorized by law and specified by the Board of Directors, shall have and may exercise all of the authority of the Board of Directors in the
                           management  of  the  corporation.    Any vacancy
                           occurring in a committee shall be filled by the vote of a majority of the number of directors fixed by these bylaws at a regular or special
                           meeting of  the Board of Directors.   Any member
                           of a committee  may be removed at  any time with
                           or without cause by a majority of the number of directors fixed by these bylaws. Each committee shall keep regular minutes of its proceedings and report to the Board of Directors when required. If action taken by a committee is not thereafter formally considered by the Board of Directors, a director may dissent from such action by filing his written objection with the
                           Secretary   with  reasonable   promptness  after
                           learning  of such
                           action.   The  provisions  in these bylaws
                           governing meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees of the Board of Directors established under this section.


                                           ARTICLE V.

                                            OFFICERS

          Section 1. Officers of the Corporation. The officers of the corporation shall consist of a President, a Secretary, a Treasurer and such Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as may from time to time be appointed by or under the authority of the Board
                           of Directors.   Any two  or more offices  may be
                           held by the same person, but no officer may act in more than one capacity where action of two or more officers is required.

          Section 2. Appointment and Term. The officers of the corporation shall be appointed by the Board of Directors or by a duly appointed officer authorized by the Board of Directors to appoint one or more officers or assistant officers. Each officer shall hold office until his death, resignation, retirement, removal or disqualification, or until his successor shall have been appointed.

          Section 3. Compensation of Officers. The compensation of all officers of the corporation shall be fixed by or under the authority of the Board of Directors, and no officer shall serve the corporation in any other capacity and receive compensation therefor unless such additional compensation shall be duly authorized. The appointment of an officer does not itself create contract rights.

          Section 4. Removal. Any officer may be removed by the Board of Directors at any time with or without cause; but such removal shall not itself affect the officer's contract rights, if any, with the corporation.

          Section 5.       Resignation.  An officer may resign at any time by
                           communicating    his    resignation    to    the
                           corporation,   orally  or   in   writing.      A
                           resignation   is  effective   when  communicated
                           unless it specifies in writing
                           a later effective date.  If  a resignation is
                           made  effective at a later  date that is
                           accepted by the corporation, the  Board  of
                           Directors  may  fill  the pending vacancy
                           before the effective  date if the  Board
                           provides that the successor does not take
                           office until   the  effective   date.     An
                           officer's resignation does not affect the corporation's contract rights, if any, with the officer.

          Section 6. Bonds. The Board of Directors may by resolution require any officer, agent, or employee of the corporation to give bond to the corporation, with sufficient sureties, conditioned on the
                           faithful   performance  of  the  duties  of  his
                           respective office or position, and to comply with such other conditions as may from time to time be required by the Board of Directors.

          Section 7. Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the corporation and, subject to the supervision of the Board of Directors, shall have the general powers and duties of supervision and management of the business of the corporation and its officers and agents, usually vested in the office of president of a corporation. The Chief Executive Officer shall have all such powers with respect to such business and affairs as may be reasonably incident to such responsibilities, including, but not limited to, the power to employ, discharge, or suspend employees and agents of the corporation, to fix the compensation of employees and agents, and to suspend, with or without cause, any officer of the corporation pending final action by the Board of Directors with respect to continued suspension, removal, or reinstatement of such officer. The Chief Executive Officer shall have the authority to institute or defend legal proceedings when the directors are deadlocked. The Chief Executive Officer shall sign, with the Secretary, an Assistant Secretary, or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation,  or shall be required by
                           law to be otherwise signed or executed. The Chief Executive Officer shall see that all orders and resolutions of the Board of
                           Directors are carried into effect and shall perform such other duties and have such other authority and  powers as the Board  of
                           Directors may from  time to time prescribe.
                           In addition, the  power and  authority  to
                           appoint,  remove, withdraw officers, or
                           change titles of officers is delegated  to
                           the Chief  Executive  Officer, subject  to
                           approval,  or  disapproval,  of  the Board
                           of   Directors  at  their   next  meeting
                           following such appointment, removal,
                           withdrawal, or  change  of  title.    The
                           Chief   Executive Officer,  when  present,
                           shall preside  at  all meetings of the
                           shareholders.

          Section 8.       President.   The President shall  have such powers
                           and duties as may be prescribed from time to time by the Board of Directors or as may be
                           delegated  from  time  to  time  by  the   Chief
                           Executive Officer. The President shall exercise the powers of the Chief Executive Officer during that officer's absence or inability to act. With the approval of the Board of Directors, the same individual may simultaneously occupy both the office of President and Chief Executive Officer.

          Section 9.       Vice Presidents.   In the absence of the  President
                           or in the event of his death, inability or refusal to act, the Vice Presidents in the order of their length of service as such, unless otherwise determined by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with
                           the   Secretary   or  an   Assistant  Secretary,
                           certificates for shares of the corporation; and shall perform such other duties as from time to time may be prescribed by the President or Board of Directors.

          Section 10.      Secretary.   The Secretary  shall:   (a) keep  the
                           minutes of the meetings of the shareholders, of the Board of Directors and of all committees in one or more books provided for that purpose; (b) see that all notices are duly given in accor-dance with the provisions of these bylaws or as required by law; (c) maintain and authenticate the records of the corporation and be custodian of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of
                           the  corporation   under   its  seal   is   duly
                           authorized; (d) keep a register of the post office address of each shareholder which shall
                           be   furnished   to   the   Secretary   by  such
                           shareholder; (e) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) maintain and have general charge of the stock transfer books of the corporation;
                           (g) keep or cause to be kept in the State of North Carolina at the corporation's registered office or principal place of business a record of the corporation's shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each, and prepare or cause to be prepared shareholder lists prior to each meeting of shareholders as required by law; (h) attest the signature or certify the incumbency or signature of any officer of the corporation; and (i) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be prescribed by the President or by the Board of Directors.

          Section 11.      Assistant  Secretaries. In the  absence  of  the
                           Secretary  or  in   the  event  of  his   death,
                           inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretary, unless otherwise determined by the Board of Directors, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. They shall perform such other duties as may be prescribed by the Secretary, by the President or by the Board of Directors. Any Assistant Secretary may sign, with the President or a Vice President, certificates for shares of the corporation.

          Section 12. Vice President - Chief Financial Officer. The Vice President - Chief Financial Officer shall have custody of all funds and securities belonging to the corporation and shall receive, deposit or disburse the same under the direction of the
                           Board  of Directors.    He shall  keep full  and
                           accurate  accounts   of  the  finances   of  the
                           corporation  in  books  especially provided  for
                           that
                           purpose; and he  shall cause to be prepared
                           statements of its  assets and liabilities as
                           of the close of each fiscal year and of the
                           results of its operations and  of changes in
                           surplus for such  fiscal  year,  all in
                           reasonable  detail, including   particulars
                           as   to   convertible securities  then
                           outstanding,  and shall  cause such
                           statements to be filed at the registered or
                           principal office of the corporation  within
                           four months after  the end  of such fiscal
                           year, and shall mail such statements, or a
                           written notice of  their  availability,  to
                           each  shareholder within  120  days after
                           the  end  of each  such fiscal year.   The
                           statement so filed  shall be kept available
                           for inspection by any shareholder for  a
                           period  of   ten  years;  and  the  Vice
                           President -  Chief Financial Officer  shall
                           mail or otherwise  deliver a copy of  the
                           latest such statement  to any  shareholder
                           upon  his written request therefor.   The
                           Vice President - Chief Financial Officer shall, in general, perform all duties incident to his office and such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

          Section 13. Treasurer. The Treasurer shall, in the absence or disability of the Vice President - Chief
                           Financial  Officer,  perform   the  duties   and
                           exercise the powers of that office, and shall, in general, perform such other duties as shall be assigned to him by the Vice President - Chief Financial Officer, the President, or the Board of Directors.

          Section 14.      Assistant  Treasurers.     In  the  absence  of  the
                           Treasurer  or  in   the  event  of  his   death,
                           inability or refusal to act, the Assistant Treasurers in the order of their length of service as such, unless otherwise determined by the Board of Directors, shall perform the duties
                           of the Treasurer, and  when so acting shall have
                           all the  powers of  and  be subject  to all  the
                           restrictions  upon the  Treasurer.   They  shall
                           perform such other duties as may be assigned to them by the Treasurer, by the President or by the Board of Directors.

                                          ARTICLE VI.

                             CONTRACTS, LOANS, CHECKS AND DEPOSITS

          Section 1.       Contracts.   The Board  of Directors may authorize
                           any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

          Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

          Section 3.       Checks  and Drafts.   All  checks, drafts  or other
                           orders for the payment of money, issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by the Board of Directors.

          Section 4.       Deposits.    All  funds  of  the  corporation  not
                           otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as may be selected by or under the authority of the Board of Directors.


                                          ARTICLE VII.

                                   SHARES AND THEIR TRANSFER

          Section 1.       Certificates for Shares.   Certificates representing
                           shares of the corporation  shall be in such form
                           as   shall  be   determined  by  the   Board  of
                           Directors.   The  corporation  shall  issue  and
                           deliver to each shareholder certificates repre-senting all fully paid shares owned by him. Certificates shall be signed by the President or
                           a  Vice  President  and  by  the  Secretary   or
                           Treasurer or an Assistant Secretary or Assistant Treasurer. All certificates for shares shall be consecutively numbered or otherwise identified.
                           The name and address of the person to whom the shares represented thereby are issued, with the number and class of shares and the date of issue, shall be entered on the stock transfer books of the corporation.

          Section 2.       Transfer  of Shares.    Transfer of  shares  of the
                           corporation shall be made only on the stock transfer books of the corporation by the holder
                           of    record   thereof    or   by    his   legal
                           representative,   who   shall   furnish   proper
                           evidence  of authority  to transfer,  or  by his
                           attorney  thereunto  authorized   by  power   of
                           attorney  duly  executed   and  filed  with  the
                           Secretary, and on surrender for cancellation of the certificate for such shares.

          Section 3.       Lost  Certificate.    The  Board of  Directors  may
                           direct a  new certificate to be  issued in place
                           of  any certificate  theretofore  issued by  the
                           corporation   claimed  to  have   been  lost  or
                           destroyed, upon receipt of an affidavit of such fact from the person claiming the certificate to
                           have been lost  or destroyed.   When authorizing
                           such issue of a new certificate, the Board of Directors shall require that the owner of such lost or destroyed certificate, or his legal representative, give the corporation a bond in such sum and with such surety or other security as the Board may direct as indemnity against any claim that may be made against the corporation with respect to the certificate claimed to have been lost or destroyed, except where the Board of Directors by resolution finds that in the judgment of the directors the circumstances justify omission of a bond.

          Section 4. Fixing Record Date. The Board of Directors may fix a past or future date as the record date for one or more voting groups in order to determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, to demand a special meeting or to take
                           any other action.   Such record date may not  be
                           more than  seventy days   before the  meeting or
                           action  requiring  a  determination   of  share-
                           holders.    A   determination  of   shareholders
                           entitled  to   notice  of   or  to  vote   at  a
                           shareholders'  meeting  is  effective   for  any
                           adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

                           If no record date is fixed by the Board of Directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the day before the first notice of the meeting is delivered to shareholders shall be the record date for such determination of shareholders.

                           The Board of Directors may fix a date as the record date for determining shareholders entitled to a distribution or share dividend. If no record date is fixed by the Board of Directors for such determination, it is the date the Board of Directors authorizes the distribution or share dividend.

          Section 5. Holder of Record. Except as otherwise required by law, the corporation may treat the person in whose name the shares stand of record on its books as the absolute owner of the shares and
                           the  person  exclusively  entitled   to  receive
                           notification and  distributions, to vote  and to
                           otherwise  exercise  the   rights,  powers   and
                           privileges of ownership of such shares.

          Section 6.       Shares  Held  by Nominees.    The  corporation shall
                           recognize   the   beneficial  owner   of  shares
                           registered in the name of a nominee as the owner
                           and shareholder of such shares for certain purposes if the nominee in whose name such shares are registered files with the Secretary a written certificate in a form prescribed by the corporation, signed by the nominee, indicating
                           the  following:    (i)  the  name,  address  and
                           taxpayer identification number  of the  nominee,
                           (ii)    the    name,   address    and   taxpayer
                           identification number of  the beneficial  owner,
                           (iii) the number and class or series of shares registered in the name of the nominee as to which the beneficial owner shall be recognized as the shareholder and (iv) the purposes for which the beneficial owner shall be recognized as the shareholder.

                           The purposes for which the corporation shall recognize the beneficial owner as the shareholder may include the following: (i) receiving notice of, voting at and otherwise participating in shareholders' meetings; (ii) executing consents with respect to the shares;
                           (iii)   exercising   dissenters'  rights   under
                           Article 13 of the Business Corporation Act; (iv) receiving distributions and share dividends with respect to the shares, (v) exercising inspection rights;

                           (vi)   receiving  reports,   financial
                           statements,    proxy   statements    and
                           other communications   from  the
                           corporation; (vii) making any demand upon the corporation required or permitted by law; and (viii) exercising any other rights or receiving any other benefits of a shareholder with respect to the shares.

                           The  certificate  shall  be  effective  ten (10)
                           business   days   after  its   receipt   by  the
                           corporation and until it is changed by the nominee, unless the certificate specifies a later effective time or an earlier termination date.

                           If the certificate affects less than all of the shares registered in the name of the nominee, the corporation may require the shares affected by the certificate to be registered separately on the books of the corporation and be represented by a share certificate that bears a conspicuous legend stating that there is a nominee certificate in effect with respect to the shares represented by that share certificate.


                                         ARTICLE VIII.

                                  INDEMNIFICATION OF DIRECTORS

          Section 1.       Indemnification of Directors.   The corporation shall
                           indemnify and hold  harmless any  person who  at
                           any  time serves or has  served as a director of
                           the corporation to the fullest extent  from time
                           to time permitted by law in the event such person is made, or threatened to be made, a party to any pending, threatened or completed civil, criminal, administrative, investigative or arbitrative action,  suit or proceeding,  and
                           any   appeal  therein   (and   any  inquiry   or
                           investigation  that could  lead to  such action,
                           suit or  proceeding), whether or not  brought by
                           or on  behalf of  the corporation, by  reason of
                           the fact that he is or was a director, officer, employee or agent of the corporation or serves
                           or  served  any   other  enterprise   (including
                           service as trustee or administrator under any employee benefit plan of the corporation or of any wholly owned  subsidiary of the corporation)
                           as a director, officer, employee or agent at the request of the corporation. The rights of any director or former director hereunder shall, to the fullest
                           extent from time  to time permitted by   law,
                           cover  all   liability  and  expense,
                           including without limitation all attorneys' fees and expenses, judgments, fines, excise taxes and, subject to Section 3 of this Article VIII, amounts paid in settlement, and all expenses incurred by such director or former director in enforcing his or her rights hereunder.

          Section 2. Advancement of Expenses. To the fullest extent from time to time permitted by law, the corporation shall pay the expenses of any person who at any time serves or has served as a director of the corporation or of any wholly owned subsidiary of the corporation, including attorneys' fees and expenses, incurred in defending any action, suit or proceeding described in Section 1 of this
                           Article VIII in advance of the final disposition of such action, suit or proceeding.

          Section 3.       Settlements.  The corporation  shall not be liable
                           to  indemnify   any  such  director   or  former
                           director for  any amounts paid in  settlement of
                           any    proceeding     effected    without    the
                           corporation's written consent.   The corporation
                           will not unreasonably withhold its consent in any proposed settlement.

          Section 4.       Benefit  of Provisions.   The  rights  set forth  in
                           this Article VIII shall  inure to the benefit of
                           any such director or former director, whether or
                           not he is an officer, director, employee or agent at the time such liabilities or expenses are imposed or incurred, and whether or not the claim asserted against him is based upon matters that antedate the date of adoption of this
                           Article  VIII, and  in  the event  of his  death
                           shall extend to  his legal representative.   The
                           rights of directors and former directors under this Article VIII shall be in addition to and not exclusive of any  other rights to which they
                           may  be entitled  under any  statute, agreement,
                           insurance policy  or otherwise.   Any person who
                           at any time after the adoption of  this  Article
                           VIII  serves  or  has   served  in  any  of  the
                           capacities described herein for or  on behalf of
                           the corporation  shall be deemed to  be doing or
                           to  have  done  so  in reliance  upon,   and  as
                           consideration for, the rights of indemnification provided herein.

          Section 5. Authorization. The Board of Directors of the corporation shall take all such action as may be
                           necessary  and  appropriate  to   authorize  the
                           corporation to pay the  indemnification required
                           by   this   Article   VIII,  including   without
                           limitation,  to  the  extent  needed,  making  a
                           determination     that     indemnification    is
                           permissible in the circumstances and making a good faith evaluation of the manner in which the
                           claimant   for  indemnity   acted  and   of  the
                           reasonable amount  of indemnity  due  him.   The
                           Board of Directors may appoint a committee or special counsel to make such determination and evaluation. To the extent needed, the Board of Directors shall give notice to, and obtain approval by, the shareholders of the corporation for any decision to indemnify.

                                          ARTICLE IX.

                                       GENERAL PROVISIONS

          Section 1.       Distributions.   The Board of  Directors may  from
                           time to time authorize, and the corporation may grant, distributions and share dividends to its shareholders pursuant to law and subject to the provisions of its articles of incorporation.

          Section 2.       Seal.   The  corporate  seal of  the  corporation
                           shall consist of two concentric circles between which is the name of the corporation and in the center of which is inscribed SEAL; and such seal, as impressed on the margin hereof, is hereby adopted as the corporate seal of the corporation.

          Section 3.       Fiscal Year.   The fiscal year of  the corporation
                           shall be fixed by the Board of Directors.

          Section 4.       Amendments.   Except as otherwise provided herein,
                           in the articles of incorporation or by law, these bylaws may be amended or repealed and new bylaws may be adopted by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors.

                           The Board of Directors shall have no power to adopt a bylaw: (1) requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required  by  law;  (2) providing  for  the
                           management of the corporation otherwise  than
                           by the   Board  of  Directors  or  its
                           committees; (3) increasing  or  decreasing
                           the   number  of directors;  (4) classifying
                           and staggering  the election of directors.

                           No bylaw adopted, amended or repealed by the shareholders shall be readopted, amended or repealed by the Board of Directors, unless the articles of incorporation or a bylaw adopted by the shareholders authorizes the Board of Directors to adopt, amend or repeal that particular bylaw or the bylaws generally.

          Section 5.       Definitions.      Unless  the   context  otherwise
                           requires, terms used in these bylaws shall have the meanings assigned to them in the North Carolina Business Corporation Act to the extent defined therein.

                                      EXHIBIT B



               RESOLVED, that the proposed financing in an aggregate amount of $22,500,000 with First Union National Bank of North Carolina and Wachovia Bank and Trust Company on the terms proposed be, and the same hereby is, approved in principle and that the appropriate officers of the company be, and they hereby are, authorized, acting with the advice of counsel, to execute and deliver, on behalf of the company, appropriate loans and other documents in connection with such financing, subject, however, to the prior review by the Board of Directors of the restrictive covenants and other material terms of the financing.